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                                                                    Exhibit 23.1

                       Consent of Independent Accountants


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 3, 1998 in the Annual Report on Form 10-K for the year ending May 31, 1998, in RPM, Inc.'s Registration Statements on Form S-3 (Reg. Nos. 333-19305, acquisition of Marson Automotive Division and 333-51371, acquisition of The Flecto Company, Inc.) and Registration Statements on Form S-8 (Reg. Nos. 2-65508, 1979 Stock Option Plan, 33-32794, 1989 Stock Option Plan and 333-35967, 1996 Stock Option Plan).



                                             /s/ Ciulla, Smith & Dale
                                             -----------------------------------
                                             Ciulla, Smith & Dale, LLP